UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2009

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Indentification No.)

4 West Rockland Road, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.06 Material Impairment.

On December 30, 2009, the management of CoaLogix Inc. (“CoaLogix”), a 77.4% subsidiary of Acorn Energy, Inc. (the “Company”), determined that a material impairment of CoaLogix’ licensed MetalliFix technology and associated assets will be taken by December 31, 2009. In connection with CoaLogix’ re-evaluating and testing the economic viability of the MetalliFix technology which CoaLogix had previously licensed from Solucorp Industries, LTD. (“Solucorp”) for use for the removal of heavy metals such as mercury from coal-fired power plants, CoaLogix engaged Battelle Memorial Institute (“Battelle”) to assist CoaLogix with the determination of the economic viability of MetalliFix. On December 18, 2009, Battelle issued its assessment that MetalliFix is not economically viable and not competitive with other commercial products for mercury control that are currently available. After consideration of Battelle’s assessment and re-evaluation undertaken by CoaLogix, CoaLogix’ management determined that a material impairment of the MetalliFix technology and associated assets is required.

CoaLogix licensed the MetalliFix technology from Solucorp pursuant to that certain Strategic Alliance and License Agreement dated as of May 9, 2008 (the “Agreement”).  CoaLogix is evaluating its position under the Agreement given the impairment, and intends to engage in discussions as soon as reasonably practicable with Solucorp regarding CoaLogix’ rights and Solucorp’s obligations under the Agreement.

Management estimates that the pre-tax, non-cash charges related to the foregoing impairment will be approximately $2,400,000, which represents the current book value of the assets related to the Solucorp license. The impairment charges are not expected to result in future cash expenditures.

Safe Harbor Disclosure

This Form 8-K contains forward-looking statements within the meaning of the Securities Act and of the Exchange Act. Such forward-looking statements include, but are not limited to, those related to future material cash expenditures, earnings growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute the Company’s current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, accurate projections of revenues and expenses of the Company’s subsidiaries and investee companies.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in the Company’s filings with the Securities and Exchange Commission including, but not limited, to the risks discussed under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as our other SEC filings. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 31st day of December, 2009.

ACORN ENERGY, INC.

By:	/s/ Joe B. Cogdell, Jr.
Name: Joe B. Cogdell, Jr. Title: Vice President, General Counsel & Secretary